FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Fourth Quarter and Full Year 2022 Results

ATLANTA – February 28, 2023 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the fourth quarter and full fiscal year ended January 1, 2023.

Highlights:

Fourth Quarter:
•Net sales totaled $335.6 million, down 1.2% year-over-year. Currency neutral net sales were up 3.6% year-over-year.
•Currency neutral orders up 3.1% year-over-year.
•GAAP loss per share of $0.42, inclusive of non-cash goodwill and intangible asset impairment charge of $36.2 million; Adjusted earnings per share of $0.31.

Fiscal Year:
•Net sales totaled $1.3 billion, up 8.1% year-over-year. Currency neutral net sales were up 13.0% versus prior year.
•Continued reductions to both GAAP and Adjusted SG&A expenses as a percentage of net sales.
•GAAP operating income was $75.4 million in 2022 versus $104.8 million in 2021; Adjusted operating income was $132.4 million in 2022, up 8% versus $122.3 million in 2021.
•GAAP earnings per share of $0.33; Adjusted earnings per share of $1.25.

“Interface delivered strong results in 2022 driven by growth across all product lines and geographies. In a challenging macroeconomic environment, we grew net sales 13% on a currency neutral basis and increased adjusted operating income by 8% year-over-year. We continued to see robust demand for our carbon neutral and carbon negative products with currency neutral orders up 6.5% in 2022,” commented Laurel Hurd, CEO of Interface.

“In January, I unveiled a new company strategy to the internal Interface team, focused on leveraging our strengths as one global organization to drive profitable growth across the business. This will enable us to bring the best of Interface to our customers, propelling us to the next level and into the future," continued Hurd. "We have already started to implement changes in our business that position us to capture the long-term growth and profitability of our differentiated products, innovative designs, and sought-after brands. We will also further focus our investments where they will have the most impact in our must win markets, segments, and products."

“Interface had a strong finish to the year while navigating an inflationary environment and a cybersecurity event in the fourth quarter. We maintained strong cost discipline despite these conditions, reducing SG&A expenses as a percent of net sales for the year by 186 basis points on a

GAAP basis. We also ended the year with strong liquidity while continuing to invest in new products. Our capital allocation strategy and strong financial foundation will continue to position Interface for growth and return value for our shareholders,” added Bruce Hausmann, CFO of Interface.

Fourth Quarter 2022 Financial Summary

Sales: Fourth quarter net sales were $335.6 million, down 1.2% versus $339.6 million in the prior year period as currency headwinds offset underlying growth in the product portfolio.

Gross profit margin was 31.4% in the fourth quarter, a decrease of 431 basis points from the prior year period. Adjusted gross profit margin was 33.2%, a decrease of 294 basis points from adjusted gross profit margin for the prior year period due primarily to higher raw material costs, partially offset by higher selling prices.

Fourth quarter SG&A expenses were $83.5 million, or 24.9% of net sales, compared to $87.4 million, or 25.7% of net sales in the fourth quarter of 2021. Adjusted SG&A expenses were $79.4 million, or 23.7% of net sales, in the fourth quarter of 2022, compared to $81.6 million, or 24.0% of net sales, in the fourth quarter of 2021.

Operating Income: Fourth quarter operating loss was $14.6 million, compared to operating income of $33.9 million in the prior year period. Current year operating loss includes a goodwill and intangible asset impairment charge of $36.2 million, severance, asset impairment and other charges. Prior year operating income includes severance, asset impairment and other charges as well as a reversal of a portion of previously recognized restructuring charges. Fourth quarter 2022 adjusted operating income (AOI) was $32.0 million versus AOI of $41.1 million in the fourth quarter of 2021.

Net Income and EPS: On a GAAP basis, the Company recorded net loss of $24.6 million in the fourth quarter of 2022, or $0.42 per diluted share, compared to fourth quarter 2021 GAAP net income of $21.8 million, or $0.37 per diluted share. Fourth quarter 2022 adjusted net income was $18.1 million, or $0.31 per diluted share, versus fourth quarter 2021 adjusted net income of $27.8 million, or $0.47 per diluted share.

Adjusted EBITDA: In the fourth quarter of 2022, adjusted EBITDA was $41.3 million. This compares with adjusted EBITDA of $52.8 million in the fourth quarter of 2021.
Fiscal Year 2022 Financial Summary
Sales: Net sales for fiscal year 2022 were $1,297.9 million, versus $1,200.4 million in the prior year.

Gross profit margin was 33.7% for fiscal year 2022, a decrease of 232 basis points from the prior year. Adjusted gross profit margin was 34.7%, a decrease of 184 basis points from adjusted gross profit margin for the prior year due to higher labor and raw material costs, partially offset by higher selling prices.

SG&A expenses for fiscal year 2022 were $324.2 million, or 25.0% of net sales, compared to $324.3 million, or 27.0% of net sales in the prior year. Adjusted SG&A expenses were $317.6 million, or 24.5% of sales, for fiscal year 2022 compared to $316.1 million, or 26.3% of net sales, in the prior year.

Operating Income: Operating income for fiscal year 2022 was $75.4 million, compared to operating income of $104.8 million in the prior year. Operating income for 2022 includes a $36.2 million goodwill and intangible asset impairment charge. AOI was $132.4 million for fiscal year 2022 versus $122.3 million in the prior year.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $19.6 million in fiscal year 2022, or $0.33 per diluted share, compared to fiscal year 2021 GAAP net income of $55.2 million, or $0.94 per diluted share. Adjusted net income for fiscal year 2022 was $73.4 million, or $1.25 per diluted share, versus fiscal year 2021 adjusted net income of $72.3 million, or $1.23 per diluted share.

Adjusted EBITDA: In fiscal year 2022, adjusted EBITDA was $176.1 million. This compares with adjusted EBITDA of $169.4 million in fiscal year 2021.

Cash and Debt: The Company had cash on hand of $97.6 million and total debt of $520.2 million at the end of fiscal year 2022, compared to $97.3 million of cash and $518.1 million of total debt at the end of fiscal year 2021.

Fully diluted share count at the end of the fourth quarter of 2022 was 58.1 million shares

Fourth Quarter 2022 Segment Results
AMS Results:
•Q4 2022 net sales were $196.0 million, up 2.7% versus $190.8 million in the prior year period primarily due to strength in the education and retail markets.
•Q4 2022 orders were up 2% compared to the prior year period on a currency neutral basis.
•Q4 2022 operating income was $17.6 million compared to $27.0 million in the prior year period.
•Q4 2022 AOI was $27.9 million versus $30.4 million in the prior year period.
EAAA Results:
•Q4 2022 net sales were $139.6 million, down 6.2% versus $148.8 million in the prior year period.
•Currency fluctuations had an approximately $15.3 million negative impact on Q4 2022 sales as compared to Q4 2021 sales due to weakening of the Euro, British pound sterling and Australian dollar against the U.S. dollar. Excluding negative foreign currency impacts, EAAA's Q4 2022 net sales were up 3.9% year-over-year.
•Q4 2022 orders were up 4% compared to the prior year period on a currency neutral basis.
•Q4 2022 operating loss was $32.2 million compared to operating income of $6.9 million in the prior year period primarily due to a $32.3 million goodwill and intangible asset impairment charge in the current year.
•Q4 2022 AOI was $4.1 million versus $10.7 million in the prior year period.
Fiscal Year 2022 Segment Results
AMS Results:
•Net sales for fiscal year 2022 were $753.7 million, up 15.7% versus $651.2 million in the prior year.
•Operating income for fiscal year 2022 was $92.2 million compared to $81.4 million in the prior year.

•AOI for fiscal year 2022 was $102.4 million versus $85.0 million in the prior year.

EAAA Results:
•Net sales for fiscal year 2022 were $544.2 million, down 0.9% versus $549.2 million in the prior year.
•Currency fluctuations had an approximately $56.7 million negative impact on net sales in fiscal year 2022 as compared to the prior year, primarily due to the weakening of the Euro, British Pound sterling and Australian dollar against the U.S. dollar. Excluding negative foreign currency impacts, EAAA's net sales were up 9.4% year-over-year.
•Operating loss for fiscal year 2022 was $16.8 million compared to operating income of $23.4 million in the prior year. Fiscal year 2022 included a non-cash goodwill and intangible asset impairment charge of $32.3 million.
•AOI for fiscal year 2022 was $30.1 million versus $37.3 million in the prior year.

Outlook

Interface has entered 2023 with positive momentum, including a strong backlog and customer demand. However, the Company remains cautious about 2023 given the considerable macro-economic uncertainty including ongoing inflation and rising interest rates. It is difficult to predict these conditions or their potential impact on the industry. Interface has successfully managed through many challenging periods, and the Company believes it is strongly positioned to navigate through these unpredictable macro dynamics in 2023.

As the Company continues to monitor this situation, it is anticipating:

For the first quarter of 2023:
•Net sales of $290 million to $305 million.
•Adjusted gross profit margin of approximately 34.0%.
•Adjusted SG&A expenses of approximately $82 million.
•Adjusted Interest & Other expenses of approximately $10 million.
•Fully diluted weighted average share count of approximately 58.7 million shares.

For the full fiscal year 2023:
•Year-over-year net sales growth of 1% to 5%.
•Adjusted gross profit margin of approximately 35.0%.
•Adjusted SG&A expenses that are 25.0% - 25.5% of net sales.
•Adjusted Interest & Other expenses of approximately $36 million.
•An adjusted effective tax rate for the full year of approximately 28.5%.
•Capital expenditures of approximately $32 million.

Webcast and Conference Call Information

Interface will host a conference call on February 28, 2023, at 8:00 a.m. Eastern Time, to discuss its fourth quarter and fiscal year 2022 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/194791085, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency neutral sales and currency neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the Thailand plant closure inventory write-down, goodwill and intangible asset impairment charges, cyber event costs, restructuring charges, asset impairment, severance and other charges. Adjusted EPS and adjusted net income also excludes loss on debt extinguishment, the discontinuance of interest rate swaps and the loss associated with a warehouse fire. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization, cyber event costs and the Thailand plant closure inventory write-down. Adjusted SG&A expenses exclude the cyber event impact and restructuring, asset impairment, severance, and other charges. Currency neutral sales and currency neutral sales growth exclude the impact of foreign currency fluctuations. Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, stock compensation amortization, goodwill and intangible asset impairment charges, cyber event costs, restructuring charges, asset impairment, severance and other charges, nora purchase accounting amortization, loss on debt extinguishment, the Thailand plant closure inventory write-down, and the loss associated with a warehouse fire. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc., (NASDAQ: TILE) is a global flooring solutions enterprise with an integrated portfolio of carpet tile and resilient flooring products, where everything is third-party certified carbon neutral. With our design approach to flooring systems, we help our customers create high-performance interior spaces that have a positive impact on people’s lives and the planet. Our range includes Interface® carpet tile and LVT, nora® by Interface rubber flooring, and FLOR® premium area rugs for commercial and residential spaces.

Interface is third-party certified as a Carbon Neutral Enterprise. We neutralized our carbon impact across our entire business, including all operations and our full value chain, marking an important milestone toward our objective to become a restorative and carbon negative enterprise by 2040.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and our sustainability journey at interface.com/sustainability, and our Carbon Neutral Enterprise certification at https://www.interface.com/US/en-US/sustainability/carbon-neutral-enterprise.html.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “goal,” “aim,” “objective," “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s 2023 first quarter and full year 2023 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2022, as supplemented in the Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 2022: “The COVID-19 pandemic could have a material adverse effect on our ability to operate, our ability to keep employees safe from the pandemic, our results of operations, financial condition, liquidity, capital investments, our near term and long term ability to stay in compliance with debt covenants under our Syndicated Credit Facility and Senior Notes, our ability to refinance our existing indebtedness, and our ability to obtain financing in capital markets”; “Sales of our principal products have been and may continue to be affected by the COVID-19 pandemic, adverse economic cycles, and effects in the new construction market and renovation market”; “Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets”; “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closing or other adverse government regulations”; “The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union could adversely affect our business, results of operations or financial condition”; “We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt”; “Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness”; “We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness”; “We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design”; “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely”; “Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers”; “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us”; “The market price of our common stock has been volatile and the value of your investment may decline”; “Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations”; “Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics or other unexpected events”; “Disruptions to or failures of our information technology systems could adversely affect our business”; “We face risks associated with litigation and claims”; and “The conflict between Russia and Ukraine could adversely affect our business, results of our operations and financial position”. You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	1/1/2023	1/2/2022	1/1/2023	1/2/2022

Net Sales	$335,555	$339,646	$1,297,919	$1,200,398
Cost of Sales	230,112	218,268	860,186	767,665
Gross Profit	105,443	121,378	437,733	432,733
Selling, General & Administrative Expenses	83,479	87,448	324,190	324,315
Restructuring Charges	373	—	1,965	3,621
Goodwill and Intangible Asset Impairment Charge	36,180	—	36,180	—
Operating Income (Loss)	(14,589)	33,930	75,398	104,797
Interest Expense	8,142	7,409	29,929	29,681
Other Expense, net	1,864	264	3,552	2,483
Income (Loss) Before Taxes	(24,595)	26,257	41,917	72,633
Income Tax Expense	21	4,431	22,357	17,399
Net Income (Loss)	$(24,616)	$21,826	$19,560	$55,234

Earnings (Loss) Per Share – Basic	$(0.42)	$0.37	$0.33	$0.94

Earnings (Loss) Per Share – Diluted	$(0.42)	$0.37	$0.33	$0.94

Common Shares Outstanding – Basic	58,166	59,055	58,865	58,971
Common Shares Outstanding – Diluted	58,166	59,055	58,865	58,971

Consolidated Balance Sheets
(In thousands)	1/1/2023	1/2/2022
Assets
Cash	$97,564	$97,252
Accounts Receivable	182,807	171,676
Inventory	306,327	265,092
Other Current Assets	30,339	38,320
Total Current Assets	617,037	572,340
Property, Plant & Equipment	297,976	329,801
Operating Lease Right-of-Use Asset	81,644	90,561
Goodwill and Intangible Assets	162,195	223,204
Other Assets	107,651	114,151
Total Assets	$1,266,503	$1,330,057

Liabilities
Accounts Payable	$78,264	$85,924
Accrued Liabilities	120,138	146,298
Current Portion of Operating Lease Liabilities	11,857	14,588
Current Portion of Long-Term Debt	10,211	15,002
Total Current Liabilities	220,470	261,812
Long-Term Debt	510,003	503,056
Operating Lease Liabilities	72,305	77,905
Other Long-Term Liabilities	102,188	123,886
Total Liabilities	904,966	966,659
Shareholders’ Equity	361,537	363,398
Total Liabilities and Shareholders’ Equity	$1,266,503	$1,330,057

Consolidated Statements of Cash Flows	Twelve Months Ended
(In thousands)	1/1/2023	1/2/2022
OPERATING ACTIVITIES
Net Income	$19,560	$55,234
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and Amortization	40,337	46,345
Stock Compensation Amortization	8,527	5,467
Loss on Disposal of Fixed Assets	4,319	4,427
Bad Debt Expense	26	(263)
Goodwill and Intangible Asset Impairment Charge	36,180	—
Amortization of Acquired Intangible Assets	5,038	5,636
Deferred Income Taxes and Other Non-Cash Items	13,414	(16,379)
Change in Working Capital
Accounts Receivable	(17,489)	(36,096)
Inventories	(49,651)	(47,074)
Prepaid Expenses and Other Current Assets	7,020	(4,800)
Accounts Payable and Accrued Expenses	(24,220)	74,192
Cash Provided by Operating Activities	43,061	86,689
INVESTING ACTIVITIES
Capital Expenditures	(18,437)	(28,071)
Cash Used in Investing Activities	(18,437)	(28,071)
FINANCING ACTIVITIES
Revolving Loan Borrowing	206,031	76,000
Revolving Loan Repayments	(189,281)	(71,500)
Term Loan Repayments	(13,191)	(60,485)
Repurchase of Common Stock	(17,171)	0
Tax Withholding Payments for Share-Based Compensation	(402)	(193)
Debt Issuance Costs	(1,032)	(36)
Dividends Paid	(2,355)	(2,362)
Finance Lease Payments	(2,089)	(2,282)
Cash Used in Financing Activities	(19,490)	(60,858)
Net Cash Provided by (Used in) Operating, Investing and Financing Activities	5,134	(2,240)
Effect of Exchange Rate Changes on Cash	(4,822)	(3,561)
CASH AND CASH EQUIVALENTS
Net Change During the Period	312	(5,801)
Balance at Beginning of Period	97,252	103,053
Balance at End of Period	$97,564	$97,252

9

Segment Results

	Three Months Ended		Twelve Months Ended
(in thousands)	1/1/2023	1/2/2022	1/1/2023	1/2/2022
Net Sales
AMS	$195,972	$190,814	$753,740	$651,216
EAAA	139,583	148,832	544,179	549,182
Consolidated Net Sales	$335,555	$339,646	$1,297,919	$1,200,398

Segment AOI
AMS	$27,868	$30,438	$102,370	$85,014
EAAA	4,150	10,680	30,058	37,268
Consolidated AOI	$32,018	$41,118	$132,428	$122,282

* Note: Segment AOI includes allocation of corporate SG&A expenses

Net Sales by Region

Twelve Months Ended
% of Total	1/1/2023
Net Sales
AMS	58%
EMEA	29%
APAC	13%
Consolidated Net Sales	100%

Gross Billings by Customer Vertical

Twelve Months Ended
% of Total	1/1/2023
Gross Billings
Corporate/Office	48%
Education	17%
Healthcare	10%
Government	6%
Retail	6%
Residential/Living	4%
Hospitality	3%
Consumer Residential	2%
Other	4%
Consolidated Gross Billings	100%

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share amounts)

	Fourth Quarter 2022							Fourth Quarter 2021
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$105.4	$83.5	$(14.6)			$(24.6)	$(0.42)	$121.4	$87.4	$33.9			$21.8	$0.37
Non-GAAP Adjustments
Purchase Accounting Amortization	1.2	—	1.2	1.2	(0.4)	0.9	0.01	1.4	—	1.4	1.4	(0.4)	1.0	0.02
Restructuring, Asset Impairment, Severance and Other Charges	—	(3.7)	4.1	4.1	(0.6)	3.5	0.06	—	(5.8)	5.8	5.8	(1.5)	4.3	0.07
Goodwill and Intangible Asset Impairment	—	—	36.2	36.2	(2.1)	34.1	0.59	—	—	—	—	—	—	—
Cyber Event Impact	4.8	(0.3)	5.1	5.1	(1.3)	3.8	0.07	—	—	—	—	—	—	—
Loss on Extinguishment of Debt	—	—	—	0.1	—	0.1	—	—	—	—	—	—	—	—
Loss on Discontinuance of Interest Rate Swaps	—	—	—	0.4	(0.1)	0.3	0.01	—	—	—	0.9	(0.2)	0.7	0.01
Adjustments Subtotal *	6.0	(4.1)	46.6	47.1	(4.4)	42.7	0.73	1.4	(5.8)	7.2	8.1	(2.1)	6.0	0.10
Adjusted (non-GAAP) *	$111.4	$79.4	$32.0			$18.1	$0.31	$122.7	$81.6	$41.1			$27.8	$0.47

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2022							Fiscal Year 2021
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income /(Loss)	Diluted EPS
GAAP As Reported	$437.7	$324.2	$75.4			$19.6	$0.33	$432.7	$324.3	$104.8			$55.2	$0.94
Non-GAAP Adjustments
Purchase Accounting Amortization	5.0	—	5.0	5.0	(1.5)	3.6	0.06	5.6	—	5.6	5.6	(1.6)	4.0	0.07
Thailand Plant Closure Inventory Write-down	2.5	—	2.5	2.5	—	2.5	0.04
Goodwill and Intangible Asset Impairment	—	—	36.2	36.2	(2.1)	34.1	0.58	—	—	—	—	—	—	—
Restructuring, Asset Impairment, Severance and Other Charges	—	(6.2)	8.2	8.2	(0.6)	7.6	0.13	—	(8.2)	11.8	11.8	(2.4)	9.5	0.16
Cyber Event Impact	4.8	(0.3)	5.1	5.1	(1.3)	3.8	0.07	—	—	—	—	—	—	—
Warehouse Fire Loss	—	—	—	—	—	—	—	—	—	—	(0.2)	—	(0.1)	—
Loss on Extinguishment of Debt	—	—	—	0.1	—	0.1	—	—	—	—	—	—	—	—
Loss on Discontinuance of Interest Rate Swaps	—	—	—	2.8	(0.7)	2.1	0.04	—	—	—	4.9	(1.2)	3.7	0.06
Adjustments Subtotal *	12.3	(6.6)	57.0	60.0	(6.1)	53.9	0.92	5.6	(8.2)	17.5	22.2	(5.1)	17.1	0.29
Adjusted (non-GAAP) *	$450.1	$317.6	$132.4			$73.4	$1.25	$438.4	$316.1	$122.3			$72.3	$1.23

* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency Neutral Net Sales", "AOI")
(In millions)

	Fourth Quarter 2022			Fourth Quarter 2021
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$196.0	$139.6	$335.6	$190.8	$148.8	$339.6
Impact of Changes in Currency	1.0	15.3	16.4	—	—	—
Currency Neutral Net Sales *	$197.0	$154.9	$351.9	$190.8	$148.8	$339.6

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2022			Fiscal Year 2021
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$753.7	$544.2	$1,297.9	$651.2	$549.2	$1,200.4
Impact of Changes in Currency	2.1	56.7	58.8	—	—	—
Currency Neutral Net Sales *	$755.8	$600.9	$1356.7	$651.2	$549.2	$1200.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fourth Quarter 2022			Fourth Quarter 2021
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income (Loss)	$17.6	$(32.2)	$(14.6)	$27.0	$6.9	$33.9
Non-GAAP Adjustments
Purchase Accounting Amortization	—	1.2	1.2	—	1.4	1.4
Thailand Plant Closure Inventory Write-down	—	—	—	—	—	—
Cyber Event Impact	3.9	1.2	5.1	—	—	—
Goodwill and Intangible Asset Impairment	3.8	32.3	36.2	—	—	—
Restructuring, Asset Impairment, Severance and Other Charges	2.5	1.6	4.1	3.4	2.4	5.8
Adjustments Subtotal *	10.3	36.4	46.6	3.4	3.8	7.2
AOI *	$27.9	$4.1	$32.0	$30.4	$10.7	$41.1

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2022			Fiscal Year 2021
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income (Loss)	$92.2	$(16.8)	$75.4	$81.4	$23.4	$104.8
Non-GAAP Adjustments
Purchase Accounting Amortization	—	5.0	5.0	—	5.6	5.6
Thailand Plant Closure Inventory Write-down	—	2.5	2.5	—	—	—
Cyber Event Impact	3.9	1.2	5.1	—	—	—
Goodwill and Asset Impairment	3.8	32.3	36.2	—	—	—
Restructuring, Asset Impairment, Severance and Other Charges	2.4	5.8	8.2	3.6	8.3	11.8
Adjustments Subtotal *	10.1	46.9	57.0	3.6	13.9	17.5
AOI *	$102.4	$30.1	$132.4	$85.0	$37.3	$122.3

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fourth Quarter 2022	Fourth Quarter 2021	Fiscal Year 2022	Fiscal Year 2021
Net Income (Loss) as Reported (GAAP)	$(24.6)	$21.8	$19.6	$55.2
Income Tax Expense	—	4.4	22.4	17.4
Interest Expense (including debt issuance cost amortization)	8.1	7.4	29.9	29.7
Depreciation and Amortization (excluding debt issuance cost amortization)	9.3	10.6	38.7	44.3
Stock Compensation Amortization	1.9	1.3	8.5	5.5
Purchase Accounting Amortization	1.2	1.4	5.0	5.6
Goodwill and Intangible Asset Impairment	36.2	—	36.2	—
Restructuring, Asset Impairment, Severance and Other Charges	4.1	5.8	8.2	11.8
Thailand Plant Closure Inventory Write-down	—	—	2.5	—
Cyber Event Impact	5.1	—	5.1	—
Warehouse Fire Loss	—	—	—	(0.2)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$41.3	$52.8	$176.1	$169.4

	As of 1/1/23
Total Debt	$520.2
Total Cash on Hand	(97.6)
Total Debt, Net of Cash on Hand (Net Debt)	$422.7

	1/1/2023
Total Debt / Fiscal Year 2022 Net Income	26.6x
Net Debt / Fiscal Year 2022 AEBITDA	2.4x

Note: Sum of reconciling items may differ from total due to rounding of individual components
* Historical AEBITDA figures have been updated to reflect a change in depreciation and amortization values used to calculate AEBITDA.

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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